Exhibit 10.11

For grants on and after 10-06-2015

VECTRUS, INC.
2014 OMNIBUS INCENTIVE PLAN

TSR AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”), effective as of the «Day» day of «Month», 20XX, by and between Vectrus, Inc. (the “Company”) and «Name» (the “Participant” or “Executive”), WITNESSETH:

WHEREAS, the Participant is now employed by the Company or an Affiliate of the Company as an employee, and in recognition of the Participant’s valued services, the Company, through the Compensation and Personnel Committee of its Board of Directors (the “Committee”), desires to provide an opportunity for the Participant to receive a performance-based long-term incentive award, pursuant to the provisions of the Company’s 2014 Omnibus Incentive Plan, as amended and restated (the “Plan”).

NOW, THEREFORE, in consideration of the terms and conditions set forth in this Agreement and the provisions of the Plan, a copy of which is attached hereto and incorporated herein as part of this Agreement, and any administrative rules and regulations related to the Plan as may be adopted by the Committee, the parties hereto hereby agree as follows:

1.
Grant of Target Award and Performance Periods. In accordance with, and subject to, the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Participant a target award of «Amount» (the “Target Award”) relating to the four performance periods described below (each a “Performance Period” and together the “Performance Periods”). The amount earned, referred to herein as the “TSR Award Payout,” may range from 0% to 200% of the Target Award, with the amount earned dependent upon the degree to which the performance goals described in Section 2 are achieved.

2.	Terms and Conditions. It is understood and agreed that this Award is subject to the following terms and conditions:

(a)	Determination of TSR Award Payout.

(i)	Except as otherwise provided in subsection 2(e), the TSR Award Payout, if any, shall be determined in accordance with the following formula:

TSR Award Payout = Average Payout Factor X Target Award

The “Average Payout Factor” shall be determined by averaging the Payout Factors for each of the four Performance Periods described in subsection 2(a)(ii), determined in accordance with the following Table:

Exhibit 10.11

If the Company’s TSR performance relative to that of the Aerospace & Defense companies in the S&P 1500 Index is	The Payout Factor is
less than the 35th percentile	0%
at the 35th percentile	50%
at the 50th percentile	100%
at the 80th percentile	200%

Actual results between the 35th percentile and the 80th percentile numbers shown above are interpolated.

(ii)	The four Performance Periods are:

January 1, 20XX to December 31, 20XX
January 1, 20XX to December 31, 20XX
January 1, 20XX to December 31, 20XX
January 1, 20XX to December 31, 20XX

(iii)	Except as provided in subsection 2(e), the Average Payout Factor shall be determined by adding the Payout Factors for each Performance Period and dividing the sum thereof by four.

(iv)
With respect to each Performance Period, TSR is the percentage change in value of a shareholder’s investment in the Company’s common stock from the beginning to the end of the Performance Period, assuming reinvestment of dividends and any other shareholder payouts during the Performance Period. For purposes of this Agreement, the stock price at the beginning of the Performance Period will be the average closing stock price over the trading days in the month immediately preceding the start of the Performance Period, and the stock price at the end of the Performance Period will be the average closing stock price over the trading days in the last month of the Performance Period.

(b)
Form and Timing of Payment of Award. Except as provided in subsection 2(c)(iii), payment with respect to an earned TSR Award shall be made as soon as practicable in (but not later than March 15th of) 20XX. Payment shall be made in cash.

(c)
Effect of Termination of Employment. Except as otherwise provided below, if the Participant’s employment with the Company (and all Affiliates) is terminated for any reason before December 31, 20XX, the Award shall be immediately forfeited.

(i)
Termination due to Death or Disability. If the Participant’s termination of employment is due to death or Disability (as defined below), the amount earned shall be determined in accordance with subsection 2(a) (or, if an Acceleration Event occurs on or before December 31, 20XX, in accordance with subsection 2(e)), and such amount shall be paid at the time and in the form set forth in subsection 2(b), as if the termination had not occurred (i.e., based on the Company’s Average Payout Factor for all four Performance Periods or, if an Acceleration Event occurs on or before December 31, 20XX, determined in accordance with subsection 2(e)).

Exhibit 10.11

(ii)
Termination due to Retirement or Termination by the Company for Other than Cause. If the Participant’s termination of employment is due to Retirement (as defined below) or if the Participant’s employment is terminated by the Company (or an Affiliate) for other than Cause (as defined below) (provided subsection 2(c)(iii) is not applicable), a prorated portion of the Award shall be earned (with such prorated amount determined in accordance with subsection 2(d)(i)), unless the Participant’s termination of employment is due to Retirement (as defined below) and the Participant agrees to, and complies with, the conditions set forth in subsection 2(d)(ii), in which case the amount of the TSR Award Payout earned shall be determined in accordance subsection 2(d)(ii). Any amount earned pursuant to this subsection 2(c)(ii) shall be paid at the time and in the form set forth in subsection 2(b).

(iii)
Qualifying Terminations On or Following an Acceleration Event. Notwithstanding anything in this Agreement to the contrary, if (a) the Participant’s employment is terminated by the Company (or an Affiliate or any successor, as the case may be) without Cause (as defined below) or by the Participant for Good Reason (as defined below), and (b) such termination occurs on the date of, or within twenty-four months following, an Acceleration Event and on or before December 31, 20XX, then the Participant shall be paid 100% of the TSR Award Payout (determined pursuant to subsection 2(e)) on or as soon as practicable (but in all events within 30 days) following the date the Participant’s employment terminates.

Cause. For purposes of this Agreement, the term “Cause” shall mean (i) the Participant’s misconduct, (ii) the Participant’s violation of Company policies, rules or Code of Conduct or any other terms or conditions relating to the Participant’s employment or any agreement with the Participant or (iii) any other conduct of the Participant that the Committee in its sole discretion determines constitutes Cause for purposes of this Agreement.

Disability. For purposes of this Agreement, the term “Disability” shall mean the complete and permanent inability of the Participant to perform all of his or her duties under the terms of his or her employment, as determined by the Company upon the basis of such evidence, including independent medical reports and data, as the Company deems appropriate or necessary.

Good Reason. For purposes of this Agreement, the term “Good Reason” shall mean, without the Participant’s express written consent and excluding for this purpose any action which is remedied by the Company (or an Affiliate or any successor, as the case may be) within thirty (30) days after receipt of notice thereof given by the Participant, (i) a reduction in the Participant’s annual base compensation (whether or not deferred); (ii) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities; (iii) any other action by the Company (or an Affiliate or any successor, as the case may be) which results in a material diminution in such position, authority, duties or responsibilities; or (iv) the Company’s (or an Affiliate or any successor, as the case may be) requiring the Participant’s work location to be other than within thirty-five (35) miles of the location where such Participant was principally working immediately prior to the Acceleration Event; provided that “Good Reason” shall cease to exist for an event on the 90th day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company (or an Affiliate or any successor, as the case may be) notice thereof prior to such date, and the date of the Participant’s termination of employment for Good Reason must occur, if at all, within one hundred and eighty (180) days following the later of the occurrence of the Good Reason event or the Participant’s knowledge thereof.

Exhibit 10.11

Retirement. For purposes of this Agreement, the term “Retirement” shall mean the termination of the Participant’s employment if, at the time of such termination, the Participant is at least age 60 with at least five years of service. For this purpose, “years of service” means service as an Employee of the Company or an Affiliate and, if applicable, service as an employee of a Predecessor Corporation (or an Affiliate). For the avoidance of doubt, (i) the Participant shall not be considered employed during any period in which the Participant is receiving severance payments, (ii) termination of the Participant’s employment (a) by the Company (or an Affiliate or successor, as the case may be) for Cause, (b) due to the Participant’s death or Disability or (c) described in subsection 2(c)(iii) shall not constitute Retirement, regardless of the Participant’s age and years of service, and (iii) if the Participant’s employment is terminated by the Company or an Affiliate before an Acceleration Event and on the termination date the Participant is at least age 60 with at least five years of service, such termination shall be treated as a termination due to Retirement for purposes of subsection 2(c)(ii).

(d)Retirement or Termination by the Company for Other than Cause.

(i)
Unless the Participant agrees to, and complies with, the conditions set forth in subsection 2(d)(ii), the prorated portion of the Award that is earned following termination of the Participant’s employment due to Retirement or by the Company for other than Cause (unless subsection 2(c)(iii) is applicable) shall be determined by multiplying (x) the TSR Award Payout that otherwise would have been earned in accordance with subsection 2(a) if the termination had not occurred (i.e., based on the Company’s Average Payout Factor for all four Performance Periods or, if an Acceleration Event occurs on or before December 31, 20XX, determined in accordance with subsection 2(e)), by (y) a fraction, the numerator of which is the number of full months the Participant has been continually employed since the beginning of the first Performance Period (not to exceed 36 in the aggregate), and the denominator of which is 36. For this purpose, employment through the last day of a calendar month shall be considered employment for a full month.

(ii)
Alternatively, and as additional consideration for the restrictive covenant set forth on Appendix B, if (x) the Participant’s employment termination qualifies as Retirement (as defined above), and (y) the Participant executes an agreement reasonably acceptable to the Company which agreement binds the Participant to the restrictive covenant set forth in Appendix B, and the Participant complies with the covenants in Appendix A and B through the date of payment (regardless of any Restricted Period set forth therein), then the amount of the TSR Award Payout earned shall be determined in accordance with subsection 2(a) as if the termination had not occurred (i.e., based on the Company’s Average Payout Factor for all four Performance Periods or, if an Acceleration Event occurs on or before December 31, 20XX, determined in accordance with subsection 2(e)); provided that the Participant has not at any time since the date of the Participant’s Retirement violated the terms of any restrictive covenant set forth in Appendix A or B (regardless of any Restricted Period set forth therein). If the Participant violates any such restrictive covenant at any time before the date that the Award is paid, the Award will terminate and expire in all respects, without further action by the Company, and the Participant hereby agrees that the Company shall have all of the remedies and rights set forth in subsection 2(h).

Exhibit 10.11

(e)
Acceleration Event. Notwithstanding anything in this Agreement to the contrary, upon the occurrence of an Acceleration Event on or before December 31, 20XX, the TSR Award Payout shall be determined as follows: (i) a prorated portion of the Award shall be determined based on actual performance though the date of the Acceleration Event (determined as provided below in this subsection 2(e)), and (ii) the remaining portion of the Award shall be determined by reference to the Target Award (determined as provided below in this subsection 2(e)). The prorated portion of the Award described in subpart (i) above shall be determined by multiplying (A) the TSR Award Payout determined in accordance with subsection 2(a)(i), but with the Average Payout Factor equal to the sum of the Payout Factors for any completed Performance Periods and the open (including the final) Performance Periods in which the Acceleration Event occurs (with Payout Factor for the open (including the final) Performance Periods in which the Acceleration Event occurs determined based on TSR through the date preceding the date on which the Acceleration Event occurs), divided by the number of such Performance Periods, by (B) a fraction, the numerator of which is the number of calendar days from (and including) January 1, 20XX to (and including) the date preceding the date on which the Acceleration Event occurs, and the denominator of which is 1096. The portion of the Award described in subpart (ii) in the first sentence of this subsection 2(e) shall be determined by multiplying (A) the Target Award by (B) a fraction, the numerator of which is the number of calendar days from the date of the Acceleration Event (including day of the Acceleration Event) to (and including) December 31, 20XX, and the denominator of which is 1096. For the avoidance of doubt, this subsection 2(e) is intended only to address the method for calculating the TSR Award Payout if an Acceleration Event occurs on or before December 31, 20XX. The Award shall otherwise remain subject to the terms and conditions set forth in this Agreement, including, without limitation, those set forth in subsections 2(b), 2(c) and 2(d).

(f)
Tax Withholding. Payments with respect to Awards under the Plan shall be subject to applicable tax withholding obligations as described in Section 15.1 of the Plan, or, if the Plan is amended, successor provisions.

(g)
Participant Bound by Plan and Rules. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement and agrees to be bound by the terms and provisions thereof. The Participant agrees to be bound by any rules and regulations for administering the Plan as may be adopted by the Committee before the settlement of the Award subject to this Agreement. Terms used herein and not otherwise defined shall be as defined in the Plan.

(h)
Restrictive Covenant Violation. Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees to the provisions of Appendix A and, if applicable, Appendix B to this Agreement. If the Participant breaches such restrictions in Appendix A or Appendix B to this Agreement, the Participant hereby agrees that, in addition to any other remedy available to the Company in respect of such activity or breach, the Participant’s Award will be forfeited and, if the Participant has received any payments in respect of all or any portion of such Award before the date of such forfeiture, then the Participant shall repay to the Company an amount equal to the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Participant received in respect of the Award.

(i)
Governing Law. This Agreement (including Appendix A and Appendix B) is issued in Colorado Springs, Colorado, and shall be governed and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that

Exhibit 10.11

might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(j)
Section 409A Compliance. It is intended that each payment under this Agreement be exempt from Section 409A of the Code under the short-term deferral exemption described in Treas. Reg. § 1.409A-1(b)(4); provided, however, that to the extent not so exempt, it is intended that the terms of this Agreement and the Plan comply with Section 409A of the Code, and related Treasury regulations. To the extent any provision of this Agreement or the Plan is ambiguous as to its compliance with Section 409A of the Code (or an applicable exemption), the provision will be read in such a manner so that all payments hereunder comply with Section 409A of the Code (or the applicable exemption therefrom). If it is determined that all or a portion of the Award constitutes deferred compensation for purposes of Section 409A of the Code, to the extent required to comply with Section 409A, an Acceleration Event shall not be deemed to have occurred for purposes of this Agreement unless it also constitutes a “change in control event” (as that term is used in Treasury Regulation Section 1.409A-3(i)(5)).

Exhibit 10.11

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its Chief Executive Officer and President, or a Senior Vice President, as of the «Day» day of «Month», 20XX.

Agreed to:	VECTRUS, INC.

Participant

Dated:	Dated:

Enclosures

Exhibit 10.11

Appendix A
Restrictive Covenants

1.	Non-Solicit.

(a)	Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees as follows:

(i)
Executive will not, within twelve months following the termination of his or her employment with the Company for any reason (the “ Post-Termination Period ”) or during Executive’s employment (collectively with the Post-Termination Period, the “Restricted Period ”), influence or attempt to influence customers of the Company or its Affiliates or any of its present or future Affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company or any Affiliate of the Company.

(ii)
During the Restricted Period, Executive will not, and will not directly or indirectly, cause any other person to, initiate or respond to communications with or from, any employee of the Company or its Affiliates during the twelve-month period before the termination of such employee’s employment with the Company or an Affiliate, for the purpose of soliciting such employee, or facilitating the hiring of any such employee, to work for any other business, individual, partnership, firm, corporation, or other entity; and

(b)
It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Appendix A to be reasonable, if a final judicial determination is made by a court of competent jurisdiction, that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(c)
The period of time during which the provisions of this Appendix A shall be in effect shall be extended by the length of time during which Executive is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

2.	Survival.

(a)	The provisions of this Appendix A shall survive the termination of Executive’s employment for any reason.

Exhibit 10.11

Appendix B
Additional Restrictive Covenant Upon Retirement

3.	Non-Competition.

(a)	Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees as follows:

(i)
Executive will not, within the period during which the Award remains unpaid[1] following the termination of employment with the Company or an Affiliate for any reason (the “Post-Termination Period”) or during Executive’s employment (collectively with the Post-Termination Period, the “Restricted Period”), accept an employment or consulting relationship (or own or have any financial interest in), directly or indirectly, with any entity engaged in the business of providing Infrastructure Asset Management, Information Technology & Network Communication Services, Logistics & Supply Chain Management Services within the United States.

Notwithstanding anything to the contrary in this Agreement, Executive may, directly or indirectly own, solely as an investment, securities of any Person which are publicly traded on a national or regional stock exchange or on the over-the- counter market if Executive (i) is not a controlling person of, or a member of a group which controls, such Person and

(ii)	does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(b)
It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Appendix B to be reasonable, if a final judicial determination is made by a court of competent jurisdiction, that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(c)
The period of time during which the provisions of this Appendix B shall be in effect shall be extended by the length of time during which Executive is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

4.	Survival.

(a)	The provisions of this Appendix B shall survive the termination of Executive’s employment for any reason.